                                  EXHIBIT 10.22

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT (the "Agreement") is made and entered into as of August 9, 2002, by and between WINDERMERE UTILILTY CO., INC., a Texas corporation (the "Borrower"), SOUTHWEST WATER COMPANY, a Delaware corporation (the "Guarantor") and BANK OF THE WEST (the "Lender").

                              W I T N E S S E T H:

     THAT, in consideration of the mutual covenants, agreements and undertakings herein contained, the parties hereto agree as follows:

1.   Definitions:

     Unless a particular word or phrase is otherwise defined or the context otherwise requires, capitalized words and phrases used in Loan Documents have the meanings provided below (such meanings to be applicable to both the singular and plural forms of these words):

     Accounts, Account Debtor, Equipment, Inventory and General Intangibles shall have the respective meanings assigned to them in the Texas Business and Commerce Code in force on the date the document using such term was executed.

     Adjusted LIBOR shall mean the sum of the LIBOR plus one and three-fourths percent (1-3/4%).

     Affiliate shall mean any Person controlling, controlled by, or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise. If any Person shall own, directly or indirectly, twenty percent (20%) or more of the indicia of equity rights (whether outstanding capital stock, partnership interests or otherwise) of another Person, such Person shall be deemed to be an Affiliate.

     Agreement shall mean this Loan Agreement.

     Annual Audited Financial Statements shall mean consolidated financial statements, including all notes thereto, which statements shall include a balance sheet as of the end of such fiscal year and an income statement and a statement of changes in cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with Generally Accepted Accounting Principles and accompanied by a report and opinion of independent certified public accountants qualified to practice before the SEC, which shall state that such financial statements, in the opinion of such accountants, present fairly the financial position of such Person as of the date thereof and the results of its operations for the period covered thereby in conformity with Generally Accepted Accounting Principles.

     Annual Unaudited Financial Statements shall mean annual financial statements, which shall include a balance sheet as of the end of such fiscal year and an income statement and a statement of changes in cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with Generally Accepted Accounting Principles, which agree, on a consolidating basis, with the Annual Audited Financial Statements of the Guarantor.

     Capital Expenditures shall mean all expenditures which, in accordance with Generally Accepted Accounting Principles, would be capitalized, excluding those specifically financed by the Lender.

     Chapter 303 shall mean Chapter 303 of the Texas Finance Code, as in effect on the date the document using such term was executed (unless otherwise provided in such document).

     Code shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

     Collateral shall mean all Property, tangible or intangible, real, personal or mixed, now or hereafter subject to the Security Documents, or intended so to be.

     Coverage Ratio shall mean the ratio of (a) the sum of net income after taxes, plus depreciation and amortization, less dividends to (b) the prior year's current maturities of long-term debt, all as determined in accordance with Generally Accepted Accounting Principles.

     Debt to Worth Ratio shall mean the ratio of (a) total liabilities, less contributions in aid of construction, living unit equivalents and inter-company debt which is subordinated in payment to the Loan to (b) net worth, being total assets minus total liabilities, as determined in accordance with Generally Accepted Accounting Principles.

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

     Event of Default shall mean any of the events specified as a default in any Loan Document, including without limitation any of the events described in
Section 7.1 of this Agreement, provided there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and Default shall mean any of such events, whether or not any such requirement has been satisfied.

     Generally Accepted Accounting Principles shall mean, as to a particular Person, such accounting practice as, in the opinion of the independent accounts of recognized national standing regularly retained by such Person and acceptable to the Lender, conforms at the time to Generally Accepted Accounting Principles, consistently applied. Generally Accepted Accounting Principles means those principles and practices (1) which are recognized as such by the Financial Accounting Standards Board, (2) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to the Lender, and (3) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in cash flow, of such Person. Any accounting terms used in this Agreement but not defined herein shall have the same meaning as promulgated by the Financial Accounting Standards Board.

     Highest Lawful Rate shall mean the maximum nonusurious rate of interest permitted to be charged, contracted for, received or collected by applicable federal or Texas law (whichever shall permit the higher lawful rate) from time to time in effect. At all times, if any, as Chapter 303 shall establish the Highest Lawful Rate, the Highest Lawful Rate shall be the "indicated rate ceiling" (as defined in Chapter 303) from time to time in effect. If the obligation is an open-end account, the Lender may from time to time, as to then-current and future balances, implement any other ceiling under Chapter 303 and/or revise the index, formula, or provision of law used to compute the rate on such obligation, if and to the extent permitted by, and in the manner provided in, Chapter 303.

     Indebtedness shall mean and include (1) all items which in accordance with Generally Accepted Accounting Principles would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding capital stock, surplus, surplus reserves, and deferred credits), (2) all guaranties, endorsements, and other contingent obligations respecting any obligations to purchase or otherwise acquire, Indebtedness of others, (3) all Indebtedness secured by any Lien existing on any interest of the Person respecting which Indebtedness is being determined in Property owned subject to such Lien whether or not the Indebtedness secured thereby shall have been assumed, and (4) capital leases; provided, that such term shall not mean or include any Indebtedness in respect of which monies sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such Indebtedness may be duly called for redemption and payment) have been deposited with a depository, agency, or trustee acceptable to the Lender in trust for the payment thereof.

     Interest Period shall mean a one (1) month, three (3) month of six (6) month period chosen by the Borrower and specified in each Rate Request.

     Investment shall mean the purchase or other acquisition of any securities or Indebtedness of, or the making of any loan, advance, transfer of Property, or capital contribution to, or the incurring of any liability, contingently or otherwise, respecting the Indebtedness of, any Person.

     LIBOR shall mean the London Interbank Offered Rate as quoted under the title "Money Rates" in the Wall Street Journal issue published on or nearest to the date said rate is to be determined for any pertinent Interest Period, adjusted upward to the nearest hundredth of one percent to compensate for any reserve requirements (including any basic, supplemental, marginal and emergency reserves under regulations of any governmental authority) actually required to be maintained by the Lender. In the event The Wall Street Journal ceases or fails to publish LIBOR for any reason, then the Lender shall determine LIBOR by reference to other recognized sources of market information.

     Lien shall mean any mortgage, pledge, charge, encumbrance, security interest, collateral assignment, or other lien or restriction of any kind, whether based on common law, constitutional provision, statute, or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other title exceptions.

     Loan shall mean all indebtedness for money borrowed from the Lender by the Borrower, together with all other liabilities of the Borrower under the Loan Documents, whether now existing or hereafter arising.

     Loan Documents shall mean this Agreement, the Note, all Security Documents, all instruments, certificates, and agreements now or hereafter executed or delivered to the Lender pursuant to any of the foregoing, and all amendments, modifications, renewals, extensions, increases, and rearrangements of, and substitutions for, any of the foregoing.

     Material shall mean an expected result or impact with a value of greater than $250,000.00, as to the Borrower, or $500,000.00 as to the Guarantor.

     Note shall mean the Promissory Note described in Section 2.1 hereof.

     Parties shall mean all Persons other than the Lender executing any Loan Document.

     Permitted Investment Securities shall mean: (1) readily marketable securities issued or fully guaranteed by the United States of American; (2) commercial paper rated "Prime 1" by Moody's Investor Service, Inc., or A-1 by Standard and Poor's Borrower with maturities of not more than one hundred eighty
(180) days; (3) mutual funds acceptable to the Lender; (4) certificates of deposit or repurchase contracts with financial institutions acceptable to the Lender on terms satisfactory to the Lender, all of the foregoing not having a maturity of more than one (1) year from the date of issuance thereof; and (5) readily marketable securities received in settlement of liabilities created in the ordinary course of business.

     Person shall mean any individual, business entity, trust, unincorporated organization, governmental authority, or any other form of entity.

     Plan shall mean any plan subject to Title IV of ERISA and maintained for employees of the Borrower or of any member of a "controlled group of corporations", as such term is defined in the Code, of which the Borrower is a part, or any such plan to which the Borrower is required to contribute on behalf of its employees.

     Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

     Quarterly Unaudited Financial Statements shall mean quarterly financial statements which statements shall include a balance sheet as of the end of such period and an income statement for such period, and for the fiscal year to date, subject to normal end of period adjustments, all setting forth in comparative form the corresponding figures for the corresponding month of the preceding year, prepared in accordance with Generally Accepted Accounting Principles and certified by the president or chief financial officer of such Person as being true and correct and fairly reflecting the financial position of such Person as of the date thereof and the results of its operations for the period covered thereby.

     Rate Request shall mean a choice of interest rate made by the Borrower pursuant to this Agreement.

     Security Documents shall mean this Agreement, the security agreement, and any and all other agreements, mortgages, security agreements, pledges, guaranties, assignments of income, assignments of contract rights, subordination agreements, undertakings, and other instruments and financing statements now or hereafter executed and delivered by any Person (other than solely by the Lender and/or any other creditor participating in the Loan or any collateral or security therefor) in connection with, or as security for the payment or performance of, the Note, or any Indebtedness.

     Subsidiary shall mean, as to a particular parent business entity, any business entity of which fifty percent (50%) or more of the indicia of equity rights (whether outstanding capital stock or otherwise) is at the time directly or indirectly owned by such parent business entity, or by one or more of its Affiliates.

2.   The Loan.

     2.1 Description of the Loan. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties made by the Borrower and the Guarantor, the Lender agrees to (a) make available to the Borrower a $10,000,000.00 term loan, as evidenced by the Promissory Note (the "Note") in substantially the form attached hereto as Exhibit "A". The Loan is secured, in part, by the Borrower's Accounts, Equipment, Inventory and General Intangibles, and the Borrower's real property located in Travis County, Texas, together with all improvements, fixtures, equipment and other appurtenances attached thereto.

     2.2 Rates of Interest on the Note. From the date of this Agreement until maturity, interest shall accrue on the Note at a rate (or rates) per annum equal to a fixed rate equal to Adjusted LIBOR for the pertinent Interest Period. Each determination of the rate of interest made by the Lender in accordance with this Agreement shall be conclusive except in the case of manifest error. Each Rate Request shall include the following information:

     1.     The amount of the Loan to be subject to the Rate Request;

     2.     The Borrower's choice of the Interest Period; and

     3. Any other information required under the other provisions of this Agreement.

     Each Rate Request shall be made by telephone or in writing not later than 12:00 noon, local time, in Albuquerque, New Mexico, three (3) business days prior to the date the Borrower desires for the rate to be changed under this Agreement. In the event the Rate Request is made by telephone, written confirmation of such Rate Request must be sent to the Lender within five (5) business days following such Rate Request.

     If the Borrower makes no interest rate choice by the end of any Interest Period, the Borrower shall be deemed to have made a Rate Request for the same Interest Period as previously in effect until such time as said Interest Period ends (or the Note matures). The Borrower and the Lender contemplate that different rate options may be in effect simultaneously under the Note.

     Any Rate Request shall be subject to the following special provisions: (a) interest shall commence on the date specified in the Rate Request and shall remain in effect for the Interest Period specified in the pertinent Rate Request, or until maturity, whichever is earlier; (b) if any Interest Period would otherwise expire on a day which is not a banking day in Albuquerque, New Mexico, such Interest Period shall expire on the next succeeding banking day;
(c) no Interest Period shall extend beyond the scheduled maturity of the Note; and (d) no more than ten (10) Interest Periods shall be in existence under this Agreement at any time.

     2.3 Fees and Deposit. The Borrower shall pay the Lender a fee of $100,000.00 (1.00%) for the Loan at funding, and an annual fee of $12,000.00, commencing on August 9, 2003 and continuing annually through and including August 9, 2011. Furthermore, the Borrower shall deposit $100,000.00 (the "Deposit") at funding, which Deposit shall be applied toward the cost of the interest rate swap described in Section 5.13 of this Agreement, or, at the Borrower's option, refunded to the Borrower after the interest rate swap agreement is executed. If the Borrower fails to enter into said interest rate swap by December 15, 2002, the Lender shall be entitled to retain the Deposit as an additional fee for the Loan.

3.   Conditions.

     3.1 Funding. The obligation of the Lender to fund the proceeds of the Loan to the Borrower is subject to the receipt by the Lender of each of the following, in form and substance satisfactory to the Lender:

     (a)     The Note;
     (b) Appropriate certificates from the Borrower and the Guarantor which evidence the authority of the officers and agents of the Borrower and the Guarantor to execute the Loan Documents, together with copies of appropriate organizational documents for said entities;
     (c)     The Security Documents;
     (d)     Policies of insurance reflecting the insurance required by Section
             5.6 hereof;
     (e) Satisfaction of the requirements described in commitment letter from the Lender to the Borrower dated on or about May 31, 2002;
     (f) An opinion from the Borrower's counsel in form and substance acceptable to the Lender;
     (g) Evidence satisfactory to the Lender as to the priority of the security interests created by the Security Documents, and to the further condition that, at the time of the initial advance of funds, all legal matters incident to the transactions herein contemplated shall be satisfactory to counsel for the Lender;
     (h) A business valuation prepared by an appraiser acceptable to the Lender showing that the market value of the Borrower is not less than $13,333,333.33; and
     (i) A Phase I Environmental Site Assessment in form and substance acceptable to the Lender that concludes that no impairments exist or are likely to exist.

4.   Representations and Warranties.

     To induce the Lender to enter into this Agreement and to make the Loan, the Parties represent and warrant as follows:

     4.1 Organization. Windermere Utility Co., Inc. expressly represents and warrants to the Lender that it is a corporation duly organized and existing under the laws of the State of Texas; that it possesses full power and authority to own its property and to conduct its business as presently proposed to be conducted; that the execution and delivery of this Agreement and the Loan Documents and the performance of the obligations hereunder will not contravene any provisions of its articles of incorporation; and that the president, vice president or other agent executing this Agreement and the Loan Documents is expressly authorized to execute this Agreement and the Loan Documents by resolution of the Board of Directors of the Borrower.

     4.2 Financial Statements. The financial statements delivered to the Lender fairly present, in accordance with Generally Accepted Accounting Principles, the results of operations of the Borrower and the Guarantor at the dates and for the periods indicated. No Material adverse change has occurred in the Property, liabilities, and financial condition of, and no significant adverse change has occurred in the business of affairs of, the Borrower or the Guarantor since the dates of such financial statements. The Borrower is not subject to any instrument or agreement materially and adversely affecting its financial condition, business, or affairs.

     4.3 Enforceable Obligations; Authorization. The Loan Documents are legal, valid, and binding obligations of the Parties thereto, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, and other similar laws affecting creditors' rights generally and by general equitable principles. The execution, delivery, and performance of the Loan Documents have all been duly authorized by all necessary action of the Parties.

     4.4 Other Debt. None of the Parties are in default in the payment of any other Indebtedness or under any Material agreement, mortgage, deed of trust, security agreement or lease. Except as previously disclosed in writing to the Lender, none of the Parties have any Indebtedness for borrowed money.

     4.5 Litigation. Except as previously disclosed in writing to the Lender and for matters in which less than $100,000.00 are in controversy, there is no litigation or administrative proceeding pending or, to the knowledge of the parties, threatened against, nor any outstanding judgment, order or decree affecting, the Parties or any of the Property owned by the Parties.

     4.6 Title. The Borrower has good and marketable title to all of its assets, free and clear of any Lien except for property tax liens which are not delinquent and mechanics' liens which are not Material or are bonded or otherwise secured to the reasonable satisfaction of the Lender.

     4.7 Taxes. The Parties have filed all tax returns required to have been filed and paid all taxes due, except those for which extensions have been obtained and those which are being contested in good faith and for which reserves deemed adequate by the Lender have been established therefor. None of the Parties are aware of any pending investigation by any taxing authority which in the event of an adverse determination would have a Material adverse impact upon the financial condition or the business prospects of the Parties.

     4.8     Subsidiaries. The Borrower has no Subsidiaries.

     4.9 ERISA. No reportable Event (as defined in Section 4043(b) of ERISA) has occurred with respect to any Plan. Each Plan complies with all applicable provisions of ERISA, and the Borrower has filed all reports required by ERISA and the Code to be filed with respect to each Plan. The Borrower has no knowledge of any Event which could result in a liability of the Borrower to the Pension Benefit Guaranty Corporation. The Borrower has met all requirements with respect to funding any Plan proposed by ERISA or the Code. Since the effective date of Title IV of ERISA, there have not been any nor are there any Events or conditions now existing that would permit any Plan to be terminated under circumstances which would cause the lien provided under Section 4068 of ERISA to attach to any assets of the Borrower. The value of the Plan's benefits guaranteed under Title IV of ERISA on the date hereof does not exceed the value of such Plan's assets allocable to such benefits as of the date of this Agreement and shall not be permitted to do so hereafter.

     4.10 Representations by Others. All written statements made by the Parties or in connection with any Loan Document shall constitute representations and warranties of the Parties hereunder.

     4.11 Survival of Representations, etc. All written representations and warranties made by the Parties shall survive the delivery of the Note to the Lender and the making of the Loan, and no investigation at any time made by or on behalf of the Lender shall diminish the Lender's rights to rely thereon.

5.   Affirmative Covenants.

     The Parties covenant and agree with the Lender that prior to (a) the termination of this Agreement, (b) the payment in full of the Loan and (c) the termination of all obligations, if any, of the Lender to advance monies to or on behalf of the Borrower, the Parties will do, and if necessary cause to be done, each and all of the following:

     5.1 Taxes, Existence, Regulations, Property, etc. At all times (a) pay when due all taxes and governmental charges of every kind upon the Parties or against the income, profits, or Property of the Parties, unless and only to the extent that the same shall be contested in good faith and reserves deemed adequate by the Lender have been established therefor; (b) do all things necessary to preserve the existence, qualifications, rights, and franchises of the Borrower in all states where such qualification is necessary or desirable;
(c) comply with all applicable legal requirements in respect of the conduct of the business and the ownership of the Property of the Parties; and (d) cause the Property of the Parties to be protected, maintained, and kept in good repair and make all replacements and additions to the Property as may be reasonably necessary to conduct the business properly and efficiently.

     5.2 Financial Statements and Information. Furnish, or cause to be furnished, to the Lender each of the following in form, substance and detail satisfactory to the Lender: (a) as soon as available and in any event within one hundred five (105) days after the end of each fiscal year, Annual Unaudited Financial Statements of the Borrower; (b) as soon as available and in any event within forty-five (45) days after the end of each calendar quarter, Quarterly Unaudited Financial Statements of the Borrower; (c) within ten (10) days of the date due, copies of the Guarantor's 10Q statements for the most recent period; and (d) as soon as available and in any event within one hundred five (105) days after the end of each fiscal year, Annual Audited Financial Statements of the Guarantor.

     5.3 Inspection. Permit the Lender and the Lender's designated agent to inspect the Borrower's assets, examine the Borrower's files, books and records and make and take away copies thereof, and discuss the Borrower's affairs with the Borrower's officers and accountants, all at such times and intervals and to such extent as the Lender may reasonably desire. The Lender shall not disclose any confidential information gained from any such inspection except to the Lender's directors, officers, employees, attorneys, accountants and regulators or as otherwise necessary in the Lender's ordinary course of business.

     5.4 Further Assurances. Promptly execute and deliver any and all other and further instruments which may be reasonably requested by the Lender to cure any defect in the execution and delivery of any Loan Document or more fully to describe significant aspects of the Parties' agreements set forth in the Loan Documents or so intended to be.

     5.5 Books and Records. Maintain books of record and account in accordance with Generally Accepted Accounting Principles.

     5.6 Insurance. Maintain insurance with such insurers, on the Parties' assets, in an amount of not less than $10,000,000.00 and against such risks as are reasonably satisfactory to the Lender and furnish the Lender satisfactory evidence thereof promptly upon request. These insurance provisions are cumulative of the insurance provisions of the Security Documents. The Borrower shall cause the Lender to be named as a beneficiary and/or loss payee as to hazard insurance (as required by the Lender) of such insurance and shall provide the Lender with copies of the insurance certificate of the insured that the insurance required by this Section may not be non-renewed without thirty (30) days' prior written notice to the Lender.

     5.7 Debt to worth Ratio. Cause the Borrower to maintain at all times a Debt to Worth Ratio of not more than 2.2 to 1.0, as determined as of the last day of each fiscal year.

     5.8 Coverage Ratio. Cause the Borrower to maintain at all times a Coverage Ratio of not less than 1.3 to 1.0, as determined as of the last day of each fiscal year.

     5.9 Pay Indebtedness. Pay, renew or extend the principal and interest on all Material Indebtedness owed by the Parties as the same shall become due and payable.

     5.10 ERISA. At all times cause the Borrower to immediately upon acquiring knowledge of any Reportable Event (as defined in Section 4043(b) of ERISA) or of any "prohibited transaction", as such term is defined in the Code, in connection with the Plan, furnish the Lender a statement executed by the president or chief financial officer of the Borrower setting forth the details thereof and the action which the Borrower proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service or the Department of Labor with respect thereto.

     5.11 Subordination of Indebtedness to Affiliates. Cause all Affiliates of the Borrower, including the Guarantor, to subordinate the payment of any Indebtedness owed by the Borrower to such Affiliates to the payment of the Loan, in form and substance satisfactory to the Lender. The Borrower shall provide the Lender with copies of all notes or other agreements which evidence or secure any such Indebtedness. However, the Lender consents to the application of the Loan proceeds to the Borrower's current Indebtedness to Affiliates.

     5.12 Notice of Certain Matters. Notify the Lender immediately upon acquiring knowledge of the occurrence of any of the following:

     (a) the institution or threatened institution of any lawsuit or administrative proceedings affecting the Borrower or the Guarantor excluding tort claims fully covered by insurance or litigation with an aggregate claim not in excess of $100,000.00, as to Borrower, and $250,000.00 as to the Guarantor;

     (b) the occurrence of any Material adverse change in the assets, liabilities or financial condition of, or any significant adverse change has occurred in the business or affairs of, the Borrower or the Guarantor;

     (c)     the occurrence of any Event of Default or any Default.

     5.13 Interest Rate Swap. Cause the Borrower to enter into an interest rate swap agreement with the Lender or its Affiliate by December 15, 2002 in a minimum amount of $5,000,000.00 and for a minimum term of five (5) years; provided, however, the Lender's sole remedy for a default under this Section
5.13 shall be to retain the Deposit described in Section 2.3 of this Agreement.

6.   Negative Comments.

     The Parties covenant and agree with the Lender that prior to (i) the termination of this Agreement, (ii) the payment in full of the Loan and (iii) the termination of all obligations, if any, of the Lender to advance monies to or on behalf of the Borrower, or either of them, the Borrower will not, without the prior written consent of the Lender, do or allow to be done any of the following:

     6.1 Mergers, Consolidation, and Dispositions and Acquisitions of Assets. In any single transaction or series of transactions with an aggregate value of greater than $500,000.00, directly or indirectly: (a) liquidate or dissolve; (b) be a party to any merger or consolidation; (c) sell, convey, or lease all or any substantial part of its Property, except for sale of inventory in the ordinary course of business; or (d) acquire all or substantially all of the Property of any Person.

     6.2 Redemption, Dividends and Distributions. At any time (a) redeem or otherwise acquire, directly or indirectly, any of its equity capital; (b) pay any dividends in excess of fifty percent (50%) of the Borrower's net income, after tax, during any fiscal year; and (c) make any other distribution of any Property or cash to shareholders as such, except for the application of the Loan proceeds to pay Indebtedness owed to Affiliates as described in Section 5.11 of this Agreement.

     6.3 Nature of Business; Management. Change the nature of its business or enter into any business which is substantially different from the business in which it is presently engaged or permit any substantial change in its executive management.

     6.4 Books and Records. Change the method by which the Borrower maintains its books and records, except as required by Generally Accepted Accounting Principles.

     6.5 Change in Ownership. Allow a change in ownership of twenty-five percent (25%) or more of the common stock of the Borrower during the term of the Loan.

7.   EVENTS OF DEFAULT AND REMEDIES.

     7.1 Events of Default. If any of the following events shall occur, then the Lender may do any or all of the following subject to the express notice and cure rights described in the Note: (1) declare the Loan to be immediately due and payable, together with all accrued interest thereon, without notice of any kind, notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived (except for the express notice and cure rights described in the Note); (2) terminate all commitments to advance funds to the Borrower; (3) accelerate the maturity of the Loan to a date as early as the date of the notice; (4) exercise its rights of offset against each Account and all other Property of the Borrower in the possession of the Lender, which right is hereby granted by the Borrower to the Lender; and (5) exercise any and all other rights pursuant to the Loan
Documents:

     (a) The Borrower fails to pay or prepay any principal of or interest on the Loan or any commitment fee or any other obligation hereunder within five (5) days of the date due; or

     (b) The Borrower (i) fails to pay at maturity, or within any applicable period of grace, any principal or interest on any other borrowed money obligation or if the holder of such other obligation declares, or may declare, such obligation due prior to its stated maturity because of a default thereunder; or shall fail to observe or perform any Material term, covenant or agreement contained in any agreement or obligation by which the Borrower is bound, or (ii) is in default under or in violation of any agreement or obligation by which the Borrower is bound; or

     (c) Any representation or warranty made by the Parties herein or otherwise in connection with this Agreement proves to have been incorrect, false or misleading in any significant respect when made; or

     (d) The Parties violate any covenant, agreement, or condition contained in this Agreement or the other Loan Documents and such violation is not cured within the express notice and cure period described in the Note (or a cure commenced within such period and diligently pursued to completion where the cure reasonably required more than fifteen (15) days); or

     (e) A final and nonappealable judgment, or final and nonappealable judgments in the aggregate, for the payment of money in excess of $500,000.00 is rendered against the Borrower and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed; or

     (f) The Borrower or any other Person claims, or any court finds or rules, that the Lender does not have a valid Lien as provided for herein on any Material security which may have been provided by the Borrower, or such other Person; or

     (g) The Borrower sells, encumbers, or abandons (except as otherwise expressly permitted by the Loan Documents) any significant portion of the Property now or hereafter subject to any of the Security Documents; or any levy, seizure or attachment is made thereof or thereon; or such Property is lost, stolen, substantially damaged or destroyed, and such loss or damage is not reimbursed by adequate insurance proceeds; or

     (h) Any order is entered in any proceeding against the Borrower decreeing the dissolution, liquidation or split-up of the Borrower, and such order remains in effect for twenty (20) days; or

     (i) The Borrower makes an assignment for the benefit of creditors or becomes insolvent or fails generally to pay its debts as they become due, or petitions or applies to any tribunal for the appointment of a trustee, custodian, receiver, (or other similar official) of the Borrower or of all or any substantial part of the Property of the Borrower or commences a voluntary case or any other proceedings relating to the Borrower under any bankruptcy, reorganization, compromise arrangement, insolvency, readjustment of debt, dissolution, or liquidation or similar law (herein called the "bankruptcy law") of any jurisdiction; or

     (j) Any such petition or application is filed, or any such proceedings are commenced, against the Borrower and the Borrower by any act or omission indicates its approval, consent, or acquiescence, or an order for relief is entered in an involuntary case under the federal bankruptcy laws as now or hereafter constituted, or an order, judgment or decree is entered appointing any such trustee, custodian, receiver, liquidator, or similar official or adjudicating the Borrower bankrupt or insolvent, or approving the petition in any such proceedings, and such order, judgment, or decree remains in effect for twenty (20) days; or

     (k) A Material adverse change occurs in the Property, liabilities or financial condition of, or any significant adverse change in the business or affairs of, the Parties (or any of them); or

     (l) The Parties conceal, remove, or permit to be concealed or removed, any part of their Property, with intent to hinder, delay or defraud their creditors or any of them, or makes or suffers a transfer of any of their Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of their Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid.

     7.2 Other Remedies. In addition to and cumulative of any rights or remedies provided for in this Agreement or any of the other Loan Documents, upon the occurrence of any of the events described in Section 7.1 hereof, the Lender may at any time proceed to protect and enforce its rights hereunder, by any appropriate proceedings, and the Liens evidenced by the Security Documents shall be subject to foreclosure in any manner provided for therein or provided for by law as the Lender may elect. The Lender may also proceed either by the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents or to enforce the payment of the Loan or to enforce any other legal or equitable right provided under this Agreement or the other Loan Documents, or otherwise existing under any law in favor of the holders of Indebtedness.

     7.3 Remedies Cumulative. No remedy, right or power of the Lender is intended to be exclusive of any other remedy, right or power, and each and every remedy, right and power shall be cumulative and in addition to every other remedy, right and power given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

8.   Miscellaneous.

     8.1 No Waiver. No failure to exercise and no delay on the part of the Lender in exercising any power or right in connection herewith or under any other Loan Document shall operate as a waiver, nor shall any single or partial exercise of any such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between the Borrower and the Lender shall operate as a waiver of any right of the Lender. No modification or waiver of any provision of this Agreement or any other Loan Document shall be effective unless the same shall be in writing and signed by the Person against whom enforcement thereof is to be sought.

     8.2 Governing Law. Unless otherwise specified therein, each Loan Document shall be governed by and construed in accordance with the laws of the State of Texas and The United States of America. The Parties hereby irrevocably agree that any legal proceeding against the Lender arising out of or in connection with this Agreement or the other Loan Documents shall be brought in the District Courts of Travis County, Texas, or in the United States District Court for the Western District of Texas, Austin Division.

     8.3 Usury Not Intended; Refund of Any Excess Payments. It is the intent of the Parties in the execution and performance of this Agreement to contract in strict compliance with the usury laws of the State of Texas and The United States of America from time to time in effect. In furtherance thereof, the Lender and the Parties stipulate and agree that none of the terms and provisions contained in this Agreement or the other Loan Documents shall ever be construed to create a contract to pay for the use, forbearance, or detention of money with interest at a rate in excess of the Highest Lawful Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, reserved, taken, charged, or received under this Agreement. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Parties and the Lender shall, to the maximum extent permitted under applicable law, (a) treat all advances as but a single extension of credit (and the Parties and the Lender agree that such is the case and that provision herein for multiple advances is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) "spread" the total amount of interest throughout the entire contemplated term of the Loan. The provisions of this paragraph shall control over all other provisions of the Loan Documents which may be in apparent conflict herewith.

     8.4 Expenses. Any provision to the contrary notwithstanding, and whether or not the transactions contemplated by this Agreement shall be consummated, the Parties shall pay on demand all reasonable out-of-pocket expenses (including, without limitation, the fees and expenses of counsel for the Lender) in connection with the negotiation, preparation, execution, filing, recording, refiling, re-recording, modification, supplementing, and waiver of the Loan Documents and the making and collection of the Loan. The obligations of the Parties under this and the following section shall survive the termination of this Agreement and/or the payment of the Loan.

     8.5 Indemnification. The Borrower agrees to indemnify, defend, and hold the Lender harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency, and expense (including interest, penalties, attorneys' fees, and amounts paid in settlement) to which the Lender may become subject arising out of or based upon the Loan Documents or the Loan, excluding those to the extent caused by the Lender's own acts or omissions.

     8.6 Entire Agreement. This Agreement and the Loan Documents embody the entire Agreement and understanding between the Parties and the Lender relating to the subject matter hereof and supersedes all prior proposals, negotiations, agreements, and understandings relating to such subject matter. The Parties certify that they are not relying on any representation, warranty, covenant, or agreement except for those set forth in this Agreement and the other Loan Documents. All written representations made by the Parties to the Lender respecting the subject matter hereof shall survive the execution of this Agreement.

     8.7 Severability. If any provision of any Loan Document shall be invalid, illegal, or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions shall not be affected or impaired thereby.

     8.8 Loan Agreement Controls. If there are any conflicts or inconsistencies among this Agreement and any of the other Loan Documents, this Agreement shall prevail and control.

     8.9 Commitment. The Lender has no commitment to lend sums to the Borrower other than as specifically set forth herein.

     8.10 Notices. All notices, demands and requests made under any provision of this Agreement shall be in writing and shall be deemed to have been properly delivered as of the time of delivery if personally delivered, the date of receipt or refusal indicated on the return receipt, if sent by United States certified mail, return receipt requested, and postage prepaid, or one (1) business day after the time of delivery to Federal Express (or comparable express delivery system) if sent by such method with all costs prepaid. All notices, demands and requests shall be addressed to the Lender at 500 Marquette NW, 14th Floor, Albuquerque, New Mexico 87102, Attention: Elizabeth Allbright, to the Borrower at 2700 Pecan Street West, Suite 423, Pflugerville, Texas 78660,
Attention: William Jasura, Chief Financial Officer, or to such other address that either the Lender or the Borrower may designate to the other by written notice sent in the manner required hereby.

     8.11 Sale or Assignment. The Lender reserves the right, in its sole discretion, without notice to the Borrower, or any of the other Parties, to sell participants or assign its interest, or both, in all or any part of the Loan evidenced by this Agreement, or the other Loan

Documents. No such sale or assignment shall relieve the Lender of any obligation of the Lender under the Loan Documents.

                                   BANK OF THE WEST

                                   By: /s/ ELIZABETH R. ALLBRIGHT
                                   ------------------------------

                                   Name: Elisabeth R. Allbright
                                   Title: Vice President

                                   WINDERMERE UTILITY CO., INC.
                                   a Texas Corporation

                                   By: /s/ MICHAEL O. QUINN
                                   ------------------------

                                   Name: Michael O. Quinn
                                   Title: President

                                   SOUTHWEST WATER COMPANY, a
                                   Delaware corporation

                                   By: /s/ THOMAS C. TEKULVE
                                   -------------------------

                                   Name: Thomas C. Tekulve
                                   Title: Vice President Finance and Treasurer

ATTACHMENTS:

Exhibit A - Note

PROMISSORY NOTE

$10,000,000.00                                                   August 9, 2002

     For value received, WINDERMERE UTILITY CO., INC., a Texas corporation (the "Makers," whether one or more), promise to pay to the order of BANK OF THE WEST (the "Lender"), at 500 Marquette NW, 14th Floor, Albuquerque, New Mexico 87102, or such other location as the Lender designates to the makers in writing, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), or the outstanding principal amount advanced hereunder, whichever is less, in legal and lawful money of the United States of America, with interest thereon as hereinafter specified.

TERMS OF PAYMENT:

     Principal shall be due and payable in quarterly installments of $125,000.00 each, commencing on November 9, 2002 and continuing thereafter on February 9, May 9, August 9 and November 9 of each year until August 9, 2012 (the "Maturity Date"), when the entire amount hereof, principal and interest then remaining unpaid, shall be then due and payable. Interest, computed upon the unpaid principal balance hereof, shall be due and payable quarterly as it accrues, on the same dates as, but in addition to, said payments of principal; interest being calculated on the unpaid principal to the date each payment is received and the payment made credited first to the discharge of the interest accrued and the balance to the reduction of the principal.

PAYMENT ON NON-BUSINESS DAYS:

     If any payment hereunder falls due on a Saturday, Sunday or public holiday on which commercial banks in Albuquerque, New Mexico are permitted or required by law to be closed, the time for such payment shall be extended to the next day on which the Lender is open for business, and such extension of time shall be included in the calculation of interest accruing and payable hereunder.

LATE PAYMENT CHARGE:

     The Makers agree to pay to the Lender a late payment service charge in an amount equal to five percent (5%) of any regularly scheduled principal and accrued interest installment which is not received by the Lender within fifteen
(15) days after the installment is due; provided however, such late payment service charge shall not apply to the principal and interest installment due on the Maturity Date.

RATE OF INTEREST:

     Prior to maturity (whether by acceleration or otherwise) interest on the outstanding and unpaid principal balance hereof shall be computed in accordance with the specific provisions of the Loan Agreement dated of even date herewith between the Makers and the Lender (the "Loan Agreement").

INTEREST AFTER DEFAULT:

     Upon default, including failure to pay upon final maturity, the Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note to six percent (6.00%) over the Adjusted LIBOR, as defined in the Loan Agreement (the "Past Due Rate"). The interest rate will not exceed the Maximum Lawful Rate permitted by applicable law. Prior to maturity, the Past Due Rate shall not be charged on any balance owed under the Note after the Borrower successfully cures any default in accordance with the express notice and cure rights described in this Note.

     As used herein, the term "Maximum Lawful Rate" shall mean the greater of
(i) the highest non-usurious rate of interest permitted by applicable United States law, or (ii) a rate per annum equal to the applicable weekly ceiling described in Chapter 303 of the Texas Finance Code, as amended, as such weekly ceiling is in effect from time to time, but in no event greater than twenty-eight percent (28.00%) per annum. Unless precluded by law, changes in the Maximum Lawful Rate created by statute or governmental action during the term of this Note shall be immediately applicable to this Note on the effective date of such changes. If the applicable law ceases to provide for a Maximum Lawful Rate, the Maximum Lawful Rate shall be equal to eighteen percent (18%) per annum.

PREPAYMENT:

     Prior to August 9, 2007, the Borrower shall only have the right to prepay this Note upon payment of a prepayment premium to the Lender on the date of the prepayment. The prepayment premium shall be equal to two percent (2.00%) of the unpaid principal balance of this Note if made prior to August 9, 2005 and one percent (1.00%) of the unpaid principal balance of this Note if made between August 9, 2005 and August 9, 2007.

     At any other time, the Makers reserve the right to prepay this Note or any portion hereof without penalty or premium; however, all prepayments must be made at the end of the applicable Interest Period (as defined in the Loan Agreement). Interest shall be calculated on the unpaid principal to the date of any prepayment and any such prepayment shall be applied first toward the payment of accrued interest and next to the principal installments of this Note in the direct order of maturity beginning with the earliest date.

SECURITY FOR PAYMENT:

     Payment of this Note is secured by, and this Note is entitled to the benefits of, all security agreements, assignments, deeds of trust, mortgages and lien instruments executed by the Makers (or any of them), or other similar instruments, guaranties, endorsements or other agreements, executed by any other person or entity (the "Collateral Agreements," whether one or more) to secure, guarantee or otherwise provide for the payment hereof, in favor of or for the benefit of the Lender, including any previously executed and any now or hereafter executed. Without limiting the foregoing, the Collateral Agreements include (i) a Deed of Trust, Security Agreement and Financing Statement dated of even date herewith executed by the Makers to Meade Bauer, Trustee for the benefit of the Lender, which instrument covers certain real property (the "Real Property") located in Travis and Williamson Counties, Texas, and (ii) a security agreement dated of even date herewith executed by the Makers, as debtor, in favor of the Lender, as secured party, covering certain collateral as more particularly described therein.

USE OF PROCEEDS:

     This Note represents funds advanced and to be advanced to the Makers at the Makers' special instance and request, the receipt of a portion which is hereby acknowledged, which funds are to refinance certain improvements on the Real Property pursuant to the terms of the Loan Agreement.

REPRESENTATIONS AND WARRANTIES:

     WINDERMERE UTILITY CO., INC. expressly represents and warrants to the Lender that it is a corporation duly organized and existing in good standing under the laws of the State of Texas; that it possesses full power and authority to conduct its business as now conducted and as presently proposed to be conducted; that the execution and delivery of this Note will not contravene any provisions of its articles of incorporation or by-laws; that the officer executing this Note is the legally elected, qualified and acting officer of said corporation and is expressly authorized to execute this Note by resolution of the board of directors of said corporation.

LIMITATION OF INTEREST:

     All agreements and transactions among the Makers and the Lender, whether now existing or hereafter arising, whether contained herein or in any other instrument, and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, late payment, prepayment, or otherwise, shall the amount of interest contracted for, charged or received by the Lender from the Makers for the use, forbearance, or detention of the principal indebtedness or interest hereof, which remains unpaid from time to time, exceed the Maximum Lawful Rate, it particularly being the intention of the parties hereto to conform strictly to the applicable usury laws of the State of Texas (or applicable United States law to the extent that it permits the Lender to contract for, charge or receive a greater amount of interest than under Texas law). Any interest payable hereunder or under any other instrument relating to the indebtedness evidenced hereby that is in excess of the Maximum Lawful Rate, shall, in the event of acceleration of maturity, late payment, prepayment, or otherwise, be applied to a reduction of the unpaid indebtedness hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of such unpaid indebtedness, such excess shall be refunded to the Makers. To the extent not prohibited by applicable law, determination of the Maximum Lawful Rate shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the full term of this loan, all interest at any time contracted for, charged or received from the Makers in connection with this loan, so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof.

SUCCESSORS AND ASSIGNS:

     As used herein, the term "Lender" shall include the successors and assigns of the Lender and any subsequent owner and holder of this Note, and the term "Makers" shall include co-makers, endorsers, guarantors, sureties and their respective successors and assigns.

DEFAULT AND COLLECTION:

     Subject to the express notice and cure rights described in this Note, it is expressly provided that, upon default in the punctual payment of this Note, or any part hereof, principal or interest, as the same shall become due and payable, or if the Lender deems itself insecure, either because the prospect of timely payment of this Note becomes impaired, or because the prospect of timely performance of any of the Collateral Agreements becomes impaired, at the option of the Lender, the entire indebtedness evidenced hereby shall be matured, and in the event default is made in the prompt payment of this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on the same, or the same is collected through probate, bankruptcy or other judicial proceedings, then the Makers jointly and severally agree and promise to pay all reasonable attorney's fees, court costs and collection costs incurred by the Lender.

NOTICE AND CURE RIGHTS:

     In the event of any default under the Collateral Agreements or this Note, or if the Lender deems itself insecure, the Makers shall be entitled to receive written notice of any such default and a period of fifteen (15) days after such notice is sent by the Lender within which to cure such default prior to the Lender being entitled to exercise any remedy which may arise due to the occurrence of such default, other than the right to withhold making further advances of funds during the period any such default remains uncured. However, nothing herein shall obligate the Lender to give the Makers more than one (1) notice of default during any ninety (90) day period.

WAIVERS AND CONSENTS:

     Except for the express notice and cure provisions contained in this Note, each of the Makers waives presentment for payment, notice of intent to accelerate, notice of acceleration, protest and notice of protest, dishonor and diligence in collecting and the bringing of suit against any other party, and agrees to all renewals, extensions, partial payments, releases and substitutions of security, in whole or in part, with or without notice, before or after maturity. The Lender may remedy any default, without waiving the same, or may waive any default without waiving any prior to subsequent default.

GOVERNING LAWS AND VENUE:

     This Note is governed by and is to be construed and enforced in accordance with the laws of the State of Texas and of the United States. The Makers agree and consent to the jurisdiction of the District Courts of Travis County, Texas, and of the United States District Court for the Western District of Texas (Austin Division) and acknowledge that such courts shall constitute proper and convenient forums for the resolution of any actions among the Makers and the Lender with respect to the subject matter hereof, and agree that such courts shall be the exclusive forums for the resolution of any actions among the Makers and the Lender with respect to the subject matter hereof.

                                               WINDERMERE UTILITY CO., INC., a
                                               Texas corporation

                                               By: /s/ MICHAEL O. QUINN
                                               ------------------------

                                               Name:  Michael O. Quinn
                                               Title: President